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                                                                  Exhibit 99.9

May 3, 2004

Board of Directors
The American Life Insurance Company of New York
435 Hudson Street, 2nd Floor
New York, NY 10014

Dear Sirs and Mesdames:

     Referring to this Registration Statement on behalf of The American Separate Account 5 (the "Account") and the Registration Statement on Form N-4 (File Nos. 333-62662 and 811-10409) filed May 3, 2004 (the "Registration Statements") on behalf of The American Separate Account 5 and having examined and being familiar with The Charter and By-Laws of The American Life Insurance Company of New York ("American Life"), the applicable resolutions relating to the Account and other pertinent records and documents, I am of the opinion that:

     1. American Life is a duly organized and existing stock life insurance company under the laws of the State of New York;
     2. the Account is duly organized and existing separate account of American Life;
     3. the annuity contracts being registered by the Registration Statements will, upon sale thereof, be legally issued, fully paid and nonassessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of American Life, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

     I am licensed to practice only in the State of Kentucky, and the foregoing opinions are limited to the laws of the State of Kentucky, the general opinions are limited to the laws of the State of Kentucky, the general corporate law of the State of New York and federal law. I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statements on Form N-4 of the account.

                                        Very truly yours,

                                        /s/ Craig A. Hawley
                                        -------------------
                                        Craig A. Hawley
                                        General Counsel &
                                          Secretary